UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 10, 2003 (Date of Earliest Event Reported: December 10, 2003)	Commission File No. 1-12785

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	31-1486870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Item 5.	Other Events.

On December 10, 2003, Nationwide Financial Services, Inc. (NFS) issued a press release announcing that Joseph J. Gasper, its President and Chief Operating Officer and a member of its board of directors, will be retiring effective at the next annual meeting of shareholders in May 2004. Mr. Gasper will also resign as a director at the same time.

Nationwide Financial simultaneously announced that its board has elected Mark R. Thresher, its current Senior Vice President—Chief Financial Officer, as (i) President and Chief Operating Officer-Elect effective December 10, 2003 to serve until the next annual meeting of shareholders in May 2004 and (ii) President and Chief Operating Officer, effective at the next annual meeting of shareholders in May 2004.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

Exhibit 99.1        Press release dated December 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: December 10, 2003	/S/ MARK R. THRESHER
Mark R. Thresher
Senior Vice President – Chief Financial Officer